EXHIBIT 99.1

BEA Systems, Inc. 2315 North First Street San Jose, California 95131 Telephone: (408) 570-8000 Fax: (408) 570-8901 www.bea.com
[BEA LOGO]

At the Company: Kevin Faulkner, Vice President—Investor Relations (408) 570-8293 Renee Sarrail, Director—Investor Relations (408) 570-8223	At FRB | Weber Shandwick: Karen Keating (415) 248-3434

BEA Reports First Quarter Financial Results

BEA Drives Convergence of Application Development and Integration Markets

and Simplification of Application Infrastructure Market

SAN JOSE, Calif.—May 14, 2003—BEA Systems, Inc. (Nasdaq: BEAS), the world’s leading application infrastructure software company, today announced results of its fiscal first quarter. For the first quarter ended April 30, 2003, BEA reported total revenues of $237.3 million, including license fees of $122.3 million. In the quarter, BEA generated cash flow from operations of $40.5 million.

For the first quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $34.2 million, a 30% increase over last year’s first quarter. BEA reported GAAP operating margin of 14.4%, compared to 11.7% in last year’s first quarter. BEA reported GAAP net income of $24.5 million and diluted net income per share of $0.06 for the first quarter, up from $3.9 million and $0.01 last year.

For the first quarter, BEA reported pro forma operating income of $39.8 million, a 14% increase over last year’s first quarter. BEA reported pro forma operating margin of 16.8%, up from 15.6% in last year’s first quarter. BEA reported pro forma net income of $28.5 million and pro forma diluted net income per share of $0.07 for the first quarter. Pro forma results exclude acquisition-related expenses, net gains or losses on investments in equity securities, employer payroll taxes on stock options, and other non-recurring charges. A reconciliation of pro forma adjustments is summarized on page five of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

“Despite the continuing economic challenges, BEA delivered another solid quarter. In the first quarter, we improved our integration revenue, operating income and operating margin compared to last year’s first quarter. The investments we have made in R&D over the last 2 years are paying off as we extended our performance lead in the application server market, significantly improved our position in the integration market, and continued to deliver on our strategy of simplifying the application infrastructure market,” said Alfred Chuang, BEA’s founder, chairman and CEO. “The number one challenge facing enterprises today is integration. In the face of decreasing IT budgets, BEA offers a unique integration solution—converging integration and custom application development into a single infrastructure. This new approach gives enterprises a more effective way to build, integrate and deploy enterprise applications and Web services to deliver increased productivity and return on investment. BEA’s solution builds on WebLogic Server’s performance, reliability, security and other advantages. As evidenced by increasing adoption by customers and partners, BEA’s momentum in business integration has increased.”

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BEA Reports Q1 Fiscal 2004 Results

May 14, 2003 / Page 2

Key Customer and Partner Deals

Key customer and partner deals for the quarter included Archer Daniels Midland, Artisan Partners, AT&T, Bank of America, Beckman Coulter, Best Buy, Bose, BT Americas, Callatay & Wouters, Capital One, CarsDirect.com, Cendant Corporation, China Ministry of Social Security, Circuit City Stores, Citigroup, CNAMTS, CollegeBoard.com, Corporation Services Company, Credito Emiliano S.p.A, Debenhams, Deutsche Leasing, Drägerwerk AG, Erst Bank Group Austria, Fannie Mae, Franklin Covey, FundTech, GE European Equipment Finance Ltd, Handelsbanken, Harris Corporation, Harvard Business School, HealthNet, HSBC, Huntington National Bank, IEEE, Integradora de Servicios Operativos, Intermountain Health Care, Jefferson County, Jefferson Pilot Financial, Kohler, Level 3 Communications, Los Angeles Times, McKesson Corporation, Mellon, Metropolitan Police, Mizuho Bank, Mortgage Guaranty Insurance Corp, Motorola, Mutuelle Assurance Instituteur France, NASD, NTT, NTT DoCoMo, OppenheimerFunds, Pacific Gas & Electric Co, Qwest Communications, Royal Bank of Scotland, S.W.I.F.T., Siemens, SNCF, Sony Corporation of America, Sony Pictures, Sprint, Telecom Italia Group, The Thomson Corporation, TIM Peru, T-Mobile Deutschland, UK Inland Revenue, Union Pacific Railroad, University of Wisconsin, US Air Force, Verizon Wireless, Virginia Dept of Alcoholic Beverage Control, Vodafone Omnitel, and Wells Fargo Wholesale.

New or expanded relationships were entered into with hardware OEMs, systems integrators, ASPs, and ISVs, including 4Points Technologies, 724 Solutions, Athy Enterprises, Bally Gaming Systems, Blue Titan, Case Hub, Compoze Software, Convergys, CSC, EDS, E.piphany, Fidelity Information Services, Finaplex, Future Route, Granite Systems, i2 Technologies, Informatica, InnovaPost, Labtronix, Lawson Software, London Bridge, Manhattan Associates, Manugistics, NEON Systems, newScale, Nextance, Oxygensoft, PeopleSoft, Persistence Software, Room Solutions, Rubiconsoft, Siebel, Silanis, Siperian, Unify, Verisign, Workbrain, and Xtria.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is the world’s leading application infrastructure software company, providing the enterprise software foundation for more than 13,000 customers around the world, including the majority of the Fortune Global 500. BEA and its WebLogic® brand are among the most trusted names in business.

Headquartered in San Jose, Calif., BEA has 81 offices in 34 countries and is on the Web at www.bea.com.

Investors will have the opportunity to listen to BEA’s conference call discussing these results over the Internet on the investor information page of BEA’s Web site at http://www.bea.com/investors/. The call will be available live beginning today at 2 p.m. PST, and a replay will be available immediately following completion of the live call. In addition, investors will have the opportunity to access a telephone replay of the call through May 21, 2003 by dialing 706-645-9291, access code 9741323.

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BEA Reports Q1 Fiscal 2004 Results

May 14, 2003 / Page 3

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding future market opportunity, future financial performance, new feature and product introductions, customer and partner acceptance of BEA products, and performance of BEA’s indirect channel. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuation in customer spending due to economic, geopolitical, competitive and other factors, dependence on growth of the markets for BEA’s products, dependence on new product introductions and enhancements, market acceptance of BEA’s products and enhancements, length of BEA’s sales cycle, competition, dependence on acceptance of BEA’s products by channel partners, dependence on success of BEA’s channel partners, integration of past and future acquisitions, dependence on hiring key personnel, rapid technological change, potential software defects, and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 32 through 44 of BEA’s Report on Form 10-K for the fiscal year ended January 31, 2003, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Pro Forma Financial Information

BEA provides pro forma expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than pro forma measures used by other companies. BEA believes that the presentation of pro forma non-GAAP, financial measures provides useful information to investors regarding our financial condition and results of operations because it provides additional detail and an alternative method of assessing our operating results that we believe is more focused on our on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes. A reconciliation of pro forma adjustments to our GAAP financial results is summarized on page five of this release.

BEA, Tuxedo, and WebLogic, are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic and BEA eLink are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

– FINANCIAL TABLES FOLLOW –

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BEA Systems, Inc.

May 14, 2003 / Page 4

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	Three Months Ended April 30,
	2003	2002
Revenues:
License fees	$122,339	$131,138
Services	114,955	93,705

Total revenues	237,294	224,843

Cost of revenues:
Cost of license fees	5,897	4,657
Cost of services	46,817	41,890
Amortization of acquired intangible assets	5,017	7,695

Total cost of revenues	57,731	54,242

Gross profit	179,563	170,601
Operating expenses:
Sales and marketing	91,909	93,928
Research and development	34,830	31,335
General and administrative	18,610	18,929

Total operating expenses	145,349	144,192

Income from operations	34,214	26,409

Interest and other, net	722	(20,883)

Income before provision for income taxes	34,936	5,526
Provision for income taxes	10,481	1,658

Net income	$24,455	$3,868

Net income per share:
Basic	$0.06	$0.01

Diluted	$0.06	$0.01

Shares used in computing net income per share:
Basic	402,710	403,980

Diluted	419,130	421,170

BEA Systems, Inc.

May 14, 2003 / Page 5

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended April 30, 2003				For the Three Months Ended April 30, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$237,294	$—		$237,294	$224,843	$—		$224,843
Cost of revenues	57,731	(5,017	)(a)	52,714	54,242	(7,730	)(a)	46,512

Gross profit	179,563	5,017		184,580	170,601	7,730		178,331
Operating expenses	145,349	(584	)(b)	144,765	144,192	(919	)(b)	143,273

Income from operations	34,214	5,601		39,815	26,409	8,649		35,058
Interest and other, net	722	(198	)(c)	920	(20,883)	(21,933	)(c)	1,050

Income before provision for income taxes	34,936	5,799		40,735	5,526	30,582		36,108
Provision for income taxes	10,481	1,739	(d)	12,220	1,658	9,174	(d)	10,832

Net income	$24,455	$4,060		$28,515	$3,868	$21,408		$25,276

Net income per share	$0.06			$0.07	$0.01			$0.06

Pro forma shares outstanding	419,130			419,130	421,170			421,170

(a)	Pro forma cost of revenues exclude $0 and $35 related to employer payroll taxes on stock options, and $5,017 and $7,695 related to amortization of acquired intangible assets for the three months ended April 30, 2003 and 2002, respectively.
(b)	Pro forma operating expenses exclude $0 and $326 related to employer payroll taxes on stock options, and $584 and $593 of acquisition-related deferred stock compensation expense for the three months ended April 30, 2003 and 2002, respectively.
(c)	Pro forma interest and other, net excludes net losses of $198 and $21,933 related to write-downs and disposals of investments in equity securities for the three months ended April 30, 2003 and 2002, respectively.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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BEA Systems, Inc.

May 14, 2003 / Page 6

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2003	January 31, 2003
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$553,071	$578,717
Restricted cash	1,829	4,369
Short-term investments	681,254	688,753
Accounts receivable, net	189,317	208,189
Other current assets	42,218	43,869

Total current assets	1,467,689	1,523,897
Property and equipment, net	61,870	63,938
Acquired intangible assets, net	72,869	69,724
Long-term restricted cash	152,727	131,727
Other long-term assets	22,569	20,673

	$1,777,724	$1,809,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$196,723	$211,059
Deferred revenues	231,018	233,758
Current portion of notes payable and other obligations	572	764

Total current liabilities	428,313	445,581
Notes payable and other long-term obligations	6,140	8,429
Convertible subordinated notes	550,000	550,000
Stockholders’ equity:
Common stock	1,015,985	1,003,252
Accumulated deficit	(113,220)	(137,675)
Deferred compensation	(16,213)	(18,479)
Treasury stock	(94,089)	(42,095)
Accumulated other comprehensive income	808	946

Total stockholders’ equity	793,271	805,949

	$1,777,724	$1,809,959

(*)	Derived from audited condensed consolidated financial statements.

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